SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

                           Filed by the Registrant |X|
                 Filed by a Party other than the Registrant |_|

                           Check the appropriate box:
                        | X| Preliminary Proxy Statement
                         | | Definitive Proxy Statement
                       |_| Definitive Additional Materials
                    |_| Soliciting Material Under Rule 14a-12
                |_| Confidential, For Use of the Commission Only
                       (as permitted by Rule 14a-6(e)(2))

                                 GoAmerica, Inc.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1) Title of each class of securities to which transaction applies:

       (2) Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       (4) Proposed maximum aggregate value of transaction:

       (5) Total fee paid:

|_| Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1) Amount Previously Paid:

       (2) Form, Schedule or Registration Statement No.:

       (3) Filing Party:

       (4) Date Filed:

                                 GOAMERICA, INC.
                              433 Hackensack Avenue
                          Hackensack, New Jersey 07601


                                February __ 2004


To Our Stockholders:


You are cordially invited to attend a Special Meeting of Stockholders of GoAmerica, Inc. at 10:00 a.m. local time, on March 10, 2004, at Continental Plaza, 411 Hackensack Avenue, Lower Level, Hackensack, New Jersey.

Over the past several months, your management team has worked hard to attract the capital necessary for GoAmerica to re-establish our business model. On December 19, 2003, we entered into a series of agreements with multiple investors to issue 96,666,667 shares of our common stock, as well as warrants to purchase an additional 1,353,333 shares of common stock, in exchange for an aggregate payment of $14.5 million. At the closing of this private placement transaction, we will also be required to issue shares of common stock in lieu of paying interest on a bridge loan we received in December 2003. Assuming that the closing occurs on March 10, 2004, we will be obligated to issue an additional 154,130 shares of common stock in lieu of paying interest. As of February 11, 2004, we had 55,696,868 shares of common stock outstanding. Thus, as of February 11, 2004, and assuming that the transaction closes as of March 10, 2004, such 96,666,667 shares represent approximately 175.6% of our outstanding common stock, the shares underlying these warrants represent approximately 2.4% of our outstanding common stock and the shares issuable in lieu of interest payments represent approximately 0.28% of our outstanding common stock. These percentages do not give effect to shares reserved for issuance upon exercise of outstanding stock options and upon exercise of other warrants granted by us, including warrants issued and issuable to the placement agent for the private placement transaction, and do not give effect to shares of our common stock which the placement agent may elect to receive in lieu of cash fees payable at the closing of our private placement. These percentages also do not reflect any additional shares of common stock that we may or will be required to issue in connection with delays in effecting the registration of the shares issuable in this private placement. Since the shares issuable in this private placement transaction exceed the number of shares currently outstanding, this private placement may be deemed to constitute a change in control for purposes of the federal securities laws.

None of the investors in this private placement transaction were affiliates of GoAmerica at the time that we negotiated the transaction. Sunrise Equity Partners, L.P., one of the investors in the private placement, may be deemed an affiliate of the placement agent. Assuming that the private placement closes on March 10, 2004, Sunrise Equity Partners, L.P. will be issued (i) 6,000,000 shares of our common stock, (ii) warrants to purchase 84,000 shares of our common stock (iii) an additional 9,567 shares of our common stock in lieu of interest on its portion of the bridge loan we received in December 2003 and (iv) an additional 182,807 shares of our common stock due to a delay in filing a registration statement. Sunrise Equity Partners, L.P. will participate in the private placement on the same financial terms as all other investors. As described below, designees of the placement agent will receive 4,654,970 shares of our common stock as partial payment for the placement agent's services in the private placement. In addition, the placement agent and its designees will be issued warrants to purchase an aggregate of 9,413,179 shares of our common stock. Of those warrants to purchase 9,413,179 shares, warrants to purchase 6,090,007 shares of our common stock will be immediately exercisable and warrants to purchase 3,323,172 shares of our common stock will not be exercisable until eighteen months after of the closing of the private placement. Another investor, Special Situations Fund III, L.P., will beneficially own approximately 13.29% of our outstanding common stock upon completion of the transaction. Special Situations Fund III, L.P. will also have the right to designate one individual to serve on our board of directors.


Closing of the private placement transaction is subject to several conditions, including approval of the proposal to be considered at the Special Meeting with respect the issuance of shares representing more than 20% of our outstanding common stock, which requires shareholder approval under two separate NASDAQ rules.

The other proposals to be presented at the meeting are:


      o an amendment to our restated certificate of incorporation, in order to increase the number of shares of common stock we are authorized to issue, which requires shareholder approval under Delaware law; and

      o authorization for a reverse stock split if necessary to maintain GoAmerica's listing on The Nasdaq SmallCap Market.

The Notice of Meeting and Proxy Statement on the following pages describe the three proposals to be voted on at the Special Meeting and explains the reasons why GoAmerica's Board of Directors recommends that you vote in favor of them.


It is important that your shares be represented at this meeting to ensure the presence of a quorum. Whether or not you plan to attend the meeting, we urge you to have your shares represented by taking a moment to vote by phone, via the Internet or by using the enclosed proxy card, at your earliest opportunity. Unless the proxy is validly revoked by you, your shares will be voted in accordance with the instructions you have given in your proxy.

Thank you for your continued support.

                                             Sincerely,

                                             /s/ Aaron Dobrinsky
                                             Executive Chairman


                                             /s/ Daniel R. Luis
                                             Chief Executive Officer

                                 GOAMERICA, INC.
                              433 Hackensack Avenue
                          Hackensack, New Jersey 07601



                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          To Be Held On March 10, 2004


A Special Meeting of Stockholders, referred to herein as the "Meeting", of GoAmerica, Inc., a Delaware corporation, will be held at Continental Plaza, 411 Hackensack Avenue, Lower Level, on March 10, 2004, at 10:00 a.m. local time, to consider and act upon:


         (1) a proposal to approve, for purposes of NASD Marketplace Rules 4350(i)(1)(B) and 4350(i)(1)(D)(ii), the issuance of shares of our common stock, including shares underlying any related warrants or other rights to purchase additional shares of our common stock, in an amount greater than 19.99% of our outstanding shares of common stock as of the date of such issuance, upon the closing of a contemplated private placement of more than 96.7 million shares of our common stock, and warrants to purchase an additional 1.4 million shares of common stock, which may be deemed to result in a change of control under applicable NASD rules;


         (2) a proposal to authorize our Board of Directors to amend our restated certificate of incorporation to effect a reverse stock split at one of five different ratios, if required to maintain our listing on the Nasdaq SmallCap Market;


         (3) a proposal to authorize our Board of Directors to amend our restated certificate of incorporation to increase the number of shares of common stock we are authorized to issue from 200,000,000 to 350,000,000 shares, which will result in an increase in the total number of authorized shares of capital stock from 204,351,943 to 354,351,943; and

         (4) such other business as may properly come before the Meeting or any adjournment or adjournments thereof.


Holders of common stock of record at the close of business on February 11, 2004 are entitled to notice of and to vote at the Meeting or any adjournment(s) thereof. A complete list of such stockholders will be open to the examination of any stockholder at GoAmerica's principal executive offices at 433 Hackensack Avenue, Hackensack, New Jersey for a period of ten days prior to the Meeting as well as on the day of the Meeting. The Meeting may be adjourned from time to time without notice other than by announcement at the Meeting.


YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES THAT YOU OWN. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, KINDLY SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, OR FOLLOW THE INSTRUCTIONS PROVIDED FOR VOTING BY PHONE OR THE INTERNET. THE PROMPT RETURN OF PROXIES OR VOTE BY PHONE OR THE INTERNET WILL ENSURE A QUORUM AND SAVE GOAMERICA THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE STOCKHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED. IF YOU ELECT TO VOTE BY PHONE OR THE INTERNET, THE LAST VOTE YOU SUBMIT CHRONOLOGICALLY BY ANY MEANS WILL SUPERSEDE YOUR PRIOR VOTE(S). ALSO, IF YOU VOTE BY PHONE OR THE INTERNET, AND LATER DECIDE TO ATTEND THE MEETING, YOU MAY CANCEL YOUR PREVIOUS VOTE AND VOTE IN PERSON AT THE MEETING.


Hackensack, New Jersey           By Order of the Board of Directors
February __, 2004                /s/ Daniel R. Luis
                                 Daniel R. Luis
                                 Chief Executive Officer

                                 GOAMERICA, INC.
                              433 Hackensack Avenue
                          Hackensack, New Jersey 07601


                                 PROXY STATEMENT



This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of GoAmerica, Inc. of proxies to be voted at a Special Meeting of GoAmerica's stockholders to be held on March 10, 2004, at Continental Plaza, 411 Hackensack Avenue, Lower Level, Hackensack, New Jersey, and at any adjournment or adjournments thereof. Holders of record of shares of our common stock, $0.01 par value as of the close of business on February 11, 2004, will be entitled to notice of and to vote at the Meeting and any adjournment or adjournments thereof. In this proxy statement, we refer to our common stock as the "Common Stock". As of the February 11, 2004 record date, there were 55,696,868 shares of Common Stock issued and outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on any matter presented to stockholders at the Meeting. As of February 11, 2004, there were approximately
[___] holders of record and approximately [______] beneficial owners of our Common Stock.

This Proxy Statement, together with the related proxy card, is being mailed to GoAmerica's stockholders on or about February 11, 2004. We will bear the entire cost of this proxy solicitation, including preparation, proxy solicitation, assembly, printing and mailing of this Proxy Statement, the proxy card, and any additional materials furnished to stockholders. In addition, we have retained Georgeson Shareholder Communications, Inc. to aid in the solicitation of proxies. We estimate that the fees to be paid to Georgeson Shareholder Communications, Inc. for its role as proxy solicitor will be approximately $10,000, plus the reimbursement of reasonable out-of-pocket expenses. You may vote by completing and returning the enclosed proxy or by phone or via the Internet as described below. You may also vote in person at the Meeting, even if you have previously voted your shares by any of the means that we identified in the immediately preceding sentence.


Overview

On December 19, 2003, we entered into a private placement transaction described in detail in Proposal 1 below. At the closing of the private placement, we will be obligated to issue the following securities:

o We will issue to the investors 89,900,000 shares of our Common Stock in exchange for a cash payment of $13,485,000.

o We will issue to the investors an additional 6,766,667 shares of our Common Stock upon the mandatory conversion of $1,015,000 aggregate principal amount of convertible notes that we issued at a closing held in December 2003. We refer to these 6,766,667 shares, together with the above-mentioned 89,900,000 shares, as the "Private Placement Shares".


o The convertible notes bear interest from the first closing in December 2003 at the rate of 10% per annum. At the private placement closing, we will pay the accrued interest by delivering to the investors one share of our Common Stock for each $0.15 of interest that has accrued from the date of the first closing. We refer to these shares as the "Interest Shares". If the private placement closes on March 10, 2004, we will be obligated to issue a total of 154,130 Interest Shares.


o At the first closing, we issued to the investors certain warrants to purchase 1,353,333 shares of our Common Stock at an exercise price of $0.15 per share. We refer to the shares of Common Stock underlying these warrants as the "Investors' Warrant Shares" and we refer to these warrants as the "Investors' Warrants".

o We will issue to the placement agent, or its designees, warrants to purchase 9,413,179 shares of our Common Stock at an exercise price of $0.15 per share. At the first closing, we issued to the placement agent, and a designee of the placement agent, warrants to purchase an aggregate of 812,000 shares of our Common Stock at an exercise price of $0.15 per share. We refer to the shares of Common Stock underlying all of these warrants as the "Agent's Warrant Shares" and we refer to all of these warrants as the "Agent's Warrants". Of those Agent's Warrants to purchase 9,413,179 shares, warrants to purchase 6,090,007 shares of our common stock will be immediately exercisable and warrants to purchase 3,323,172 shares of our common stock will not be exercisable until eighteen months after of the closing of the private placement.

o At the closing of the private placement, we will be obligated to deliver to the placement agent, at its option, either (i) a cash fee of approximately $1.35 million, (ii) a number of shares of Common Stock equal to 11% of the aggregate number of fully diluted and/or converted shares of Common Stock that are purchased by the investors in the private placement or (iii) a combination of cash and stock. We refer to the shares that we may issue to the placement agent in lieu of cash fees as the "Agent's Shares". Based on information provided by the placement agent, at the closing, we expect to pay the placement agent approximately $713,731 in cash and to issue to the placement agent's designees approximately 4,654,970 Agent's Shares.


o At the first closing, we executed a registration rights agreement which obligates us to issue certain additional shares of Common Stock in the event that we are delayed in effecting the registration of the shares issuable in this private placement. We refer to the shares that we may be required to issue in such event as the "Additional Shares". Our registration rights agreement provides that the maximum number of shares that we may be required to issue as Additional Shares is 12% of the total shares of Common Stock then owned by each investor or which each investor then has the right to acquire.


As of the record date, there were 55,696,868 shares of Common Stock outstanding. The following table shows the relative percentage of the Private Placement Shares, the Interest Shares, the Investors' Warrant Shares, the Agent's Warrants Shares and the Agent Shares to the 55,696,868 shares of Common Stock outstanding as of the record date. For purposes of calculating the number of Interest Shares and Agent Shares, we have assumed that the private placement will close on March 10, 2004.



------------------------------------------------------------ ---------------------------------------------------------
Shares of Common Stock Issuable                              Percentage of Outstanding Shares
------------------------------------------------------------ ---------------------------------------------------------
96,666,667 Private Placement Shares                          173.56%
------------------------------------------------------------ ---------------------------------------------------------
154,130  Interest Shares                                       0.28%
------------------------------------------------------------ ---------------------------------------------------------
1,353,333 Investors' Warrant Shares                            2.43%
------------------------------------------------------------ ---------------------------------------------------------
10,225,179 Agent's Warrant Shares (1)                         18.36%
------------------------------------------------------------ ---------------------------------------------------------
4,654,970 Agent's Shares                                       8.36%
------------------------------------------------------------ ---------------------------------------------------------


---------------

(1) Includes 812,000 shares covered by the Agent's Warrants issued in December 2003. Of these 10,225,179 Agent's Warrants Shares, Agent's Warrants to purchase 6,902,007 Agent's Warrants Shares will be immediately exercisable and Agent's Warrants to purchase 3,323,172 Agent's Warrants Shares will not be exercisable until eighteen months after the closing of the private placement.


Proxy Voting

Whether or not you plan to attend the  Meeting,  please take the time to vote as
it  is  important  that  we  receive   sufficient  votes  to  satisfy  statutory
requirements. Votes may be cast:

      o     by traditional paper proxy card;

      o     by phone;

      o     via the Internet; or

      o     in person at the Meeting.

Please take a moment to read the instructions, choose the way to vote that you find most convenient and cast your vote as soon as possible.

Voting by Proxy Card. If proxies in the accompanying form are properly executed and returned, the shares of Common Stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted:

      o FOR Proposal 1, to approve, for purposes of NASD Marketplace Rules 4350(i)(1)(B) and 4350(i)(1)(D)(ii), the issuance of shares of our Common Stock, including shares underlying any related warrants or other rights to purchase additional shares of our Common Stock, in an amount greater than 19.99% of our outstanding shares of Common Stock as of the date of such issuance, upon the closing of a contemplated private placement of:

            o     96,666,667 Private Placement Shares;


            o Interest Shares which will amount to 154,130 shares of Common Stock if we close on March 10, 2004; and


            o the Investors' Warrants to purchase 1,353,333 Investors' Warrant Shares.


            Such closing potentially represents a change in control under applicable NASD Rules. In addition to the above-mentioned shares, at the closing of the private placement, GoAmerica will be obligated to issue Agent's Warrants covering 9,413,179 Agent's Warrant Shares and 4,654,970 Agents' Shares as partial compensation for the placement agent's services in the transaction. We will be obligated to issue a minimum of 2,945,224 Additional Shares and a maximum of 11,780,896 Additional Shares in connection with delays in effecting the registration of certain securities.


      o FOR Proposal 2, to authorize our Board of Directors to amend our restated certificate of incorporation to effect a reverse stock split at one of five ratios described in this document if required to maintain our listing on the Nasdaq SmallCap Market;

      o FOR Proposal 3, to authorize our Board of Directors to amend our restated certificate of incorporation to increase the number of shares of Common Stock we are authorized to issue from 200,000,000 to 350,000,000 shares, which will result in an increase in the total number of authorized shares of capital stock from 204,351,943 to 354,351,943; and

      o In the discretion of the persons named in the enclosed form of proxy, on any other proposals which may properly come before the Meeting or any adjournment or adjournments thereof.

Any stockholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by GoAmerica's Acting Secretary, by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Meeting. The mere presence at the Meeting of the person appointing a proxy does not, however, revoke the appointment.

Voting by Phone or via the Internet. If you are a stockholder of record -- that is, if your stock is registered with GoAmerica in your own name -- you may vote by phone, or through the Internet, by following the instructions included with your proxy card. If your shares are registered in the name of a broker or other nominee, your nominee may be participating in a program provided through ADP Investor Communication Services that allows you to vote by phone or the Internet. If so, the voting form your nominee sent you will provide phone and Internet voting instructions. The last vote you submit chronologically by any means will supersede your prior vote(s). Also, if you vote by phone or the Internet, and later decide to attend the Meeting, you may cancel your previous vote and vote in person at the Meeting.


The deadline for voting by phone or through the Internet as a stockholder of record is 11:59 p.m., EST, on March 9, 2004. For stockholders whose shares are registered in the name of a broker or other nominee, please consult the voting instructions provided by your broker for information about the deadline for voting by phone or through the Internet.

Voting in Person. If you attend the Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Meeting.

Attendance at the Meeting will not, by itself, result in the revocation of a previously submitted proxy. Even if you are planning to attend the Meeting, we encourage you to submit your proxy in advance to ensure the representation of your shares at the Meeting.


We have fixed the close of business on February 11, 2004 as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting. As of the close of business on February 11, 2004, there were 55,696,868 shares of Common Stock outstanding and entitled to vote. Each holder of Common Stock is entitled to one vote per share on all matters on which such stockholder is entitled to vote.


The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our Common Stock is necessary to constitute a quorum at the Meeting. Votes of stockholders of record who are present at the Meeting in person or by proxy, abstentions, and broker non-votes are counted as present or represented at the meeting for purposes of determining whether a quorum exists.

If you hold your shares of Common Stock through a broker, bank or other representative, generally the broker or your representative may only vote the Common Stock that it holds for you in accordance with your instructions. However, if it has not timely received your instructions, the broker or your representative may vote on certain matters for which it has discretionary voting authority. If a broker or your representative cannot vote on a particular matter because it does not have discretionary voting authority, this is a "broker non-vote" on that matter.


For Proposal 1, to approve the issuance of greater than 19.99% of our Common Stock as of the date of such issuance, in connection with our private placement of Private Placement Shares, Interest Shares, Agent's Shares, Investors' Warrants to purchase Investors' Warrant Shares and Agent's Warrants to purchase Agent's Warrant Shares, we require the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote on the matter. Broker non-votes are not deemed to be present and represented and are not entitled to vote, and therefore will have no effect on the outcome of the vote on this proposal. Abstentions are treated as shares present or represented and entitled to vote and have the same effect as a vote against these proposals.


For Proposal 2, to approve a potential reverse stock split of our Common Stock, and for Proposal 3, to approve an increase in the number of shares of our authorized capital stock, we require the affirmative vote of holders of at least a majority of the outstanding shares of our Common Stock. Abstentions and broker non-votes, because they are not affirmative votes, will have the same effect as votes against these proposals.

Forward Looking Statements

Statements contained in this Proxy Statement that are not based on historical fact are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "will," "expect," "estimate," "anticipate," "continue," or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve risks and uncertainties, including, but not limited to: (i) our limited operating history; (ii) our reduced capital resources and need for additional liquidity; (iii) our ability to fund our operating needs through available cash reserves; (iv) our ability to raise additional equity and renegotiate liabilities before our cash resources are fully depleted; (v) the impact on our business from our receiving a "going concern" opinion from our independent auditors; (vi) our ability to successfully implement our strategic alliance with EarthLink; (vii) our dependence on EarthLink to provide billing, customer and technical support to our subscribers; (viii) our ability to respond to the rapid technological change of the wireless data industry and offer new services; (ix) our dependence on wireless carrier networks; (x) our ability to respond to increased competition in the wireless data industry; (xi) our ability to integrate acquired businesses and technologies; (xii) our ability to leverage strategic alliances to generate revenue growth; (xiii) our ability to increase or maintain gross margins, profitability, liquidity and capital resources; (xiv) our ability to manage our remaining operations; and (xv) difficulties inherent in predicting the outcome of regulatory processes. As a result of such risks and others expressed from time to time in our filings with the Securities and Exchange Commission, our actual results could differ materially from the results discussed in or implied by the forward-looking statements contained herein.

                                   PROPOSAL 1
                                EQUITY FINANCING

References in this Proposal 1 to share amounts and per share prices do not take into account the proposed potential reverse stock split described in Proposal 2 to this Proxy Statement. If the issuances contemplated by this Proposal 1 occur following the reverse stock split, if any, all such share amounts and per share prices shall be deemed adjusted to account for such reverse stock split.

General

We are seeking your approval of the issuance of shares of Common Stock, or securities which are convertible into or exercisable for shares of Common Stock, representing greater than 19.99% of our Common Stock outstanding as of the date of such issuance, in connection with a contemplated private placement of our securities. In this proxy statement, we refer to this private placement as the "Financing".

On December 19, 2003, we entered into a series of agreements with multiple investors to effect the Financing. Pursuant to these agreements and an agreement with our placement agent:

      o We agreed to issue 89,900,000 Private Placement Shares to the investors at a purchase price of $0.15 per share, for a total cash payment at closing of $13,485,000.

      o We issued to the investors $1,015,000 aggregate principal amount of promissory notes due March 19, 2004. At the private placement closing, these notes will automatically convert, at a rate of $0.15 per share, into a total of 6,766,667 Private Placement Shares.

      o We issued to the investors certain Investors' Warrants to purchase 1,353,333 Investors' Warrant Shares at an exercise price of $0.15 per share.


      o At the private placement closing, we will be required to pay to the investors interest on their notes from December 19, 2003 through the date of closing. The notes accrue interest at a rate of 10% per annum. The interest payments are to be in the form of Interest Shares, issuable at a rate of one share for each $0.15 of accrued interest. If the private placement occurs on March 10, 2004, we will be required to issue a total of 154,130 Interest Shares.

      o On December 19, 2003, we issued to our placement agent, Sunrise Securities Corporation, and a designee of the placement agent, Agent's Warrants to purchase an aggregate of 812,000 Agent's Warrant Shares. At the private placement closing, we expect that will be required to issue to our placement agent and its designees Agent's Warrants to purchase an additional 9,413,179 Agent's Warrant Shares. The exercise price of the Agent's Warrant is $0.15 per share. Of these Agent's Warrants, Agent's Warrants to purchase 6,902,007 Agent's Warrants Shares will be immediately exercisable and Agent's Warrants to purchase 3,323,172 Agent's Warrants Shares will not be exercisable until eighteen months following to closing of the private placement.

      o At the private placement closing, we will be obligated to deliver to the placement agent, at its option, either (i) a cash fee of approximately $1.35 million, (ii) a number of shares of Common Stock equal to 11% of the aggregate number of fully diluted and/or converted shares of Common Stock that are purchased by the investors in the private placement, or (iii) a combination of cash and stock. Based on information provided by the placement agent, at the closing, we expect to pay the placement agent approximately $713,731 in cash and to issue to designees of the placement agent approximately 4,654,970 Agent's Shares.

      o We are required to issue Additional Shares in connection with delays in effecting the registration of the shares issuable in the private placement. The maximum number of Additional Shares that we may be required to issue is 12% of the total shares of Common Stock then owned by each investor or which each investor then has the right to acquire. Inasmuch as the closing of the private placement cannot occur until March 10, 2004, the minimum number of Additional Shares that we will be required to issue is 3% of the total shares of Common Stock then owned by each investor or which each investor then has the right to acquire.

See "Overview" for a percentage comparison of the shares of Common Stock which we expect to issue in the Financing to the shares of Common Stock outstanding on February 11, 2004.


Dilutive Impact


The issuance of the shares of Common Stock issuable pursuant to the Financing will be dilutive to existing shareholders. Assuming that (i) the private placement closing occurs on March 10, 2004, (ii) the placement agent receives its fees in part in cash and in part by the issuance of 4,654,970 Agent's Shares to the placement agent's designees and (iii) a total of 2,945,224 Additional Shares are required to be issued, a holder of 100,000 shares of Common Stock on February 11, 2004 will experience the share ownership and voting dilution set forth in the first line of the table set forth below. Making the same assumptions and then also assuming that all warrants issued to the investors and 6,902,007 warrants issued to the placement agent or its designees are immediately exercised, a holder of 100,000 shares of Common Stock on February 11, 2004 will experience the share ownership and voting dilution set forth in the second line of the table set forth below.



---------------------------------------- -------------------------------------- --------------------------------------
Assumption                               Percentage Ownership at 2/11/04        Percentage Ownership Upon
                                                                                Consummation of the Private
                                                                                Placement Closing
---------------------------------------- -------------------------------------- --------------------------------------
Excludes exercise of the warrants                        0.18                                   0.062
---------------------------------------- -------------------------------------- --------------------------------------
Includes exercise of the warrants                        0.18                                   0.059
---------------------------------------- -------------------------------------- --------------------------------------



As of September 30, 2003, our net tangible book value was ($597,000), or ($0.1) per share of Common Stock. Net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities, divided by the number of shares of Common Stock outstanding. As of September 30, 2003, our net tangible book value, as further adjusted for the sale of 96,666,667 Private Placement Shares, the assumed issuance of 154,130 Interest Shares and the assumed issuance of 2,945,224 Additional Shares in accordance with the terms described above, and after deducting estimated legal fees paid and payable by GoAmerica to its counsel and counsel for the investors in connection with the Financing, would have been $0.07 per share of Common Stock. This represents an immediate increase of $0.08 per share to existing stockholders and an immediate decrease of $0.08 per share to new investors from a price of $0.15 per share payable in the Financing. Such dilution calculation does not measure the dilutive impact applicable upon exercise of the Investors' Warrants and the Agent's Warrants or the issuance of Additional Shares beyond the assumed 2,945,224 Additional Shares or the consequences in the event that the placement agent elects to receive its fees in Common Stock rather than in cash.


The Warrants


The warrants to be issued to the investors and the warrants issued and to be issued to the placement agent and its designees are or will be subject to weighted-average anti-dilution adjustments in the event that GoAmerica subsequently issues shares of Common Stock at a price less than the then existing warrant exercise price, subject to certain customary exceptions set forth in the warrants. By the term "weighted average anti-dilution adjustments", we refer to an adjustment mechanism in which the effect of any subsequent issuance at a price lower than the then existing price will result in an adjustment only to the extent that the holder of the warrants has been proportionately impacted by such issuance. The warrants issuable in connection with the Financing are or will be exercisable for five years, provided that, with respect to the warrants issued to the investors, if (i) the Common Stock trades above $0.60 per share for five consecutive trading days and (ii) the registration statement described below is effective, we may demand that these warrants be exercised within a 30-day period and any such warrants not exercised within such period will be void.

The Closings


The Financing consists of two separate closings. At the first closing, which occurred on December 19, 2003, the investors purchased 10% Senior Secured Convertible Promissory Notes, or "Notes", in an aggregate principal amount of $1,015,000 and were issued Investors' Warrants to purchase a total of 1,353,333 shares of our Common Stock at an exercise price of $0.15 per share. The Notes were purchased by the investors at their par value in proportional amounts to their aggregate investment commitments in the Financing. The principal on the Notes and accrued interest are due and payable 90 days following their issuance, subject to extension for up to another 30 days upon the consent of GoAmerica and the holders of a majority-in-interest of the Notes. At the second closing, which will only occur if this Proposal 1 is approved, the Notes and all accrued interest will automatically convert into 6,766,667 Private Placement Shares and Interest Shares at a price of $0.15 per share. Payment of the Notes' principal and interest is secured by a pledge of the stock of our Wynd Communications subsidiary. In the event that this Proposal is not approved by our stockholders and the private placement is not consummated, GoAmerica presently does not have the funds necessary to repay the principal and interest that would be due upon maturity of the Notes. In the event of a default under the Notes, the holders of the Notes may seek to recover on the subsidiary stock pledge that we made, which would likely have materially adverse consequences for GoAmerica.

At the second closing, the investors will purchase approximately 89,900,000 Private Placement Shares -- in addition to the shares of Common Stock issuable upon the conversion of the Notes -- at a price of $0.15 per share. Further, at the second closing, we will issue the above-mentioned Agent Warrants to purchase 8,990,000 shares of Common Stock at an exercise price of $0.15 per share to the placement agent and its designees for the Financing, which are identical to the Agent's Warrants to purchase 812,000 shares of Common Stock issued to the placement agent at the first closing.

The investors consist of funds, other professional investors and private investors. At the time that the Financing was negotiated, none of the investors or the placement agent were affiliates of GoAmerica or our officers and directors. To our knowledge, the only investor that is an affiliate of the placement agent is Sunrise Equity Partners, L.P., which has agreed to purchase a total of 6,000,000 Private Placement Shares. In addition, at the initial closing of the Private Placement, Sunrise Equity Partners, L.P. was issued Investors' Warrants to purchase 84,000 Investors' Warrants Shares. Assuming the private placement closes of March 10, 2004, Sunrise Equity Partners, L.P. will also be issued 9,567 Interest Shares and 182,807 Additional Shares.

Upon consummation of the private placement, we expect that Smithfield Fiduciary LLC and Special Situations Fund III, L.P. will beneficially own more than five percent of our outstanding common stock. Assuming that the private placement closing occurs on March 10, 2004 and that the placement agent receives its fees part in cash and in part by the issuance of 4,654,970 Agent's Shares to designees of the placement agent, the following table shows, to GoAmerica's knowledge, the beneficial ownership of our Common Stock by Smithfield Fiduciary LLC and Special Situations Fund III, L.P, as of November 30, 2003 -- a date prior to the first closing -- and as adjusted to give effect to the Financing. All shares subject to warrants issued pursuant to the Financing are deemed to be beneficially owned by the applicable stockholder, since such warrants are immediately exercisable. As of November 30, 2003, there were 54,783,468 shares of Common Stock outstanding.



---------------------------------------- -------------------------------------- --------------------------------------
              Shareholder                Shares of Common Stock Beneficially    Shares of Common  Stock  Beneficially
                                         Owned as of 11/30/03                   Owned   Upon   Consummation   of  the
                                                                                Second Closing
---------------------------------------- -------------------------------------- --------------------------------------
Smithfield Fiduciary LLC                                  --                    13,456,122 shares, or 8.55% (1)
---------------------------------------- -------------------------------------- --------------------------------------
Special Situations Fund III, L.P.                         --                    20,921,246 shares, or 13.29% (2)
---------------------------------------- -------------------------------------- --------------------------------------



(1) Consists of 12,866,667 Private Placement Shares, 20,196 Interest Shares 177,333 Investors' Warrant Shares and 391,926 Additional Shares.

(2) Consists of 20,000,000 Private Placement Shares, 31,889 Interest Shares 280,000 Investors' Warrant Shares and 609,357 Additional Shares.

In connection with the Financing, we entered into a Registration Rights Agreement that requires us to file, not later than February 27, 2004, a registration statement covering the Common Stock sold in the Financing, shares issued or issuable to certain of our creditors, pursuant to agreements executed in advance of the first closing, in settlement of certain historical liabilities, and shares underlying Investors' Warrants, Agent's Warrants, and Notes, as applicable. In the event that the registration statement is not (a) timely filed and/or (b) declared effective by the Securities and Exchange Commission by April 27, 2004, then each investor will be entitled to receive additional shares of Common Stock equal in value to 3% of the shares then owned by such investor, or which the investor then has the right to acquire, for each 30-day period or pro rata portion of such period following the date of the applicable deadline until the applicable condition is met. Such Additional Shares will be valued at their aggregate market price as of the date of their issuance. The Additional Shares issuable by us for failure to meet the registration requirements will not exceed 12% of the total shares then owned by each investor or which each investor then has the right to acquire. Since we will not be able to file the registration statement until after we close the private placement, we know that we will be required to issue at least 3% of the total shares then owned by each investor or which each investor then has the right to acquire


The issuance of Common Stock to purchasers in the Financing will be made in reliance upon an available exemption from registration under the Securities Act of 1933, by reason of Section 4(2) thereof or other appropriate exemptions, to persons who are "accredited investors," as defined in Regulation D promulgated under the Securities Act and who meet other suitability requirements established for the Financing.


The Placement Agent

The fees payable to the placement agent for the Financing, assuming shareholder approval of Proposal 1 and the consummation of the second closing, include (i) the Agent's Warrants and (ii) at the placement agent's option, either (a) approximately $1.35 million in cash, (b) Agent's Shares equal to 11% of the aggregate number of fully diluted and/or converted shares of Common Stock that are purchased by the investors in the Financing, valued at $0.15 per share, or
(c) a combination of cash and stock. Based on information provided by the placement agent, at the closing, we expect to pay the placement agent approximately $713,731 in cash and to issue to designees of the placement agent approximately 4,654,970 Agent's Shares. In the event that the second closing does not occur, the placement agent's fee shall be the pro rated portion of the above referenced fee based on the proceeds received by us, as well as the warrants issued in the first closing that the placement agent has already received.

As described above, Sunrise Equity Partners, L.P., one of the investors in the private placement, may be deemed an affiliate of the placement agent. Assuming that the private placement closes on March 10, 2004, Sunrise Equity Partners, L.P. will be issued (i) 6,000,000 shares of our Common Stock, (ii) warrants to purchase 84,000 shares of our Common Stock (iii) an additional 9,567 shares of our Common Stock in lieu of interest on its portion of the bridge loan we received in December 2003 and (iv) an additional 182,807 shares of our Common Stock due our inability to meet the registration statement filing deadline. Sunrise Equity Partners, L.P. will participate in the private placement on the same financial terms as all other investors. As described above, designees of the placement agent will receive 4,654,970 shares of our Common Stock as partial payment for the placement agent's services in the private placement. In addition, the placement agent and its designees will be issued warrants to purchase an aggregate of 9,413,179 shares of our Common Stock. Of those warrants to purchase 9,413,179 shares, warrants to purchase 6,090,007 shares of our common stock will be immediately exercisable and warrants to purchase 3,323,172 shares of our common stock will not be exercisable until eighteen months after of the closing of the private placement.

The placement agent has advised us that a portion of the Agent's Shares and Agent's Warrants it is entitled to receive for its services as placement agent will be issued to persons who are employees of the placement agent and may be deemed to control Sunrise Equity Partners, L.P., an investor in the offering which may be deemed an affiliate of the placement agent. Specifically, based on information provided by the placement agent, we believe that (i) 876,513 of the Agent's Shares and (ii) 3,931,527 of the Agent's Warrants will be issued to persons or entities that control Sunrise Equity Partners, L.P., in that two of such persons, including the president of Sunrise, are managing members of the general partner of Sunrise Equity Partners, L.P. and one such person - the president of Sunrise -- is a managing member of Sunrise Equity Partners, L.P. Of the 3,931,527 Agent's Warrants to be issued to such persons and entities, Agent's Warrants to purchase 608,355 Agent's Warrants Shares will be immediately exercisable and Agent's Warrants to purchase 3,323,172 Agent's Warrants Shares will not be exercisable until eighteen months after the closing of the private placement.

Reason for the Financing

The principal purpose of the Financing is to obtain funds needed to support our current business plan and to continue our operations. Over the past twelve months, our available cash has decreased substantially. We announced in November 2003 that our available cash resources would be sufficient to fund our operating needs only through January 2004. For us to remain in business beyond such period, we will require additional cash. At this time, we do not have any bank credit facility or other working capital credit line under which we may borrow funds for working capital or other general corporate purposes. As a result of these and related considerations, our independent auditors issued a going concern opinion in connection with our 2002 financial statements. Although we received funds at the first closing, those funds, after payment of deal-related expenses, are not expected to provide sufficient liquidity to extend our ability to remain in business substantially beyond the second closing date for the Financing.

As a condition for the first closing of the Financing, we were required to reduce our historical and contingent liabilities with respect to our largest creditors (none of which are affiliates of GoAmerica), with cash and/or GoAmerica securities, to a maximum aggregate cash obligation of $1.5 million. In order to meet that requirement, we entered into agreements with a number of our creditors as described below.

On November 14, 2003, GoAmerica and our GoAmerica Communications Corporation subsidiary entered into two agreements with Stellar Continental LLC, the lessor of our corporate headquarters at 433 Hackensack Avenue and office at 401 Hackensack Avenue, both located in Hackensack, New Jersey. The agreements consisted of a Surrender Agreement and a new Lease Agreement as well as a Common Stock purchase warrant. These agreements enabled us and our subsidiary to cure all prior defaults under the previous lease, which we refer to below as the "Original Lease", and terminated all parties' rights and obligations under the Original Lease, in exchange for (i) the lessor's right to retain $555,755 previously drawn on a letter of credit from our GoAmerica Communications Corporation subsidiary's letter of credit that secured the Original Lease, (ii) our issuing a warrant to the lessor that allows it to acquire up to 1,000,000 shares of Common Stock at an exercise price of $0.46 per share at any time prior to the close of business on November 13, 2008, and (iii) the execution of a new lease, between our GoAmerica Communications Corporation subsidiary and Stellar for approximately 4,130 square feet of office space at 433 Hackensack Avenue, Hackensack, New Jersey, on a month-to-month basis, at Stellar's option, for up to 24 months. These agreements relieved us of approximately $8.1 million of future minimum payments on operating lease obligations. The new lease provides us with significantly reduced monthly rent expenses for our corporate headquarters. These agreements also require us to rent from Stellar any new office space in New Jersey that we require during the term of the new lease, on terms no less favorable than the new lease.

On December 23, 2003, we entered into a settlement agreement with Eastern Computer Exchange, Inc. with respect to certain payment obligations pursuant to two equipment leases by agreeing to pay Eastern Computer $350,000 upon closing the second closing of the Financing in exchange for a full release of GoAmerica and our affiliates. Eastern Computer had filed suit against us on July 2, 2003 seeking monetary amounts of up to approximately $800,000 and dismissed the action without prejudice in October 2003 pending settlement discussions. In the event that the Financing does not close and we do not secure alternate financing by March 22, 2004, GoAmerica has acknowledged and agreed to the entry of a judgment against GoAmerica for the full amount of the original debt pursuant to the litigation.

We entered into settlements with wireless carriers Cingular, Motient, Verizon Wireless and Metricom, which reduced our combined liability to them from approximately $3.3 million to $490,000 in cash and an aggregate of 775,000 shares of our Common Stock. We also entered into settlements with two former outsource service providers, Precision Response Corporation and EDS, reducing our combined liability to them of approximately $535,000 by our agreement to make a series of payments equaling $125,000 and our transfer of title to EDS of certain inventory that is not essential to our continuing business.

As of September 30, 2003, we had only $842,000 in cash and cash equivalents and a working capital deficit of $2.7 million, as compared with $10.2 million in cash and cash equivalents and $5.0 million of working capital as of September 30, 2002. While we received $1.0 million in cash at the first closing, a significant portion of that cash was promptly utilized. We incurred deal-related expenses attributable to the first closing of approximately $215,000. As of January 22, 2004, our cash and cash equivalents amounted to $475,000.

On December 19, 2003, we announced plans for a strategic re-focusing premised on the consummation of the private placement. Our strategy is centered on the pursuit of three priorities, centered on our Wynd Communications subsidiary: (a) growth of Wynd Communications' core wireless services business; (b) development and marketing of new communications services, including branded Internet protocol and video relay services; and (c) streamlined operations to enable superior customer support. We expect that we will require substantially all of the net proceeds from the private placement in order to implement this strategy.


We expect that the net proceeds we will receive from the private placement will be approximately $12,000,000, after deducting the $713,731 cash payment we will make to the placement agent and offering expense such as professional fees. Approximately $300,000 of the net proceeds will be used to repay existing indebtedness, consisting of $120,000 to Verizon Wireless, $100,000 to Metricom and $80,000 to Motient. In addition, $600,000 of the net proceeds will support a letter of credit in favor of Cingular. We anticipate that the remainder of the net proceeds will be used (i) to grow the business of our Wynd Communications subsidiary, (ii) for development and marketing of new services offerings and
(iii) for working capital and general corporate purposes. We expect that such net proceeds will support GoAmerica's operation for at least twelve months after the closing of the private placement. This forward looking statement is subject to numerous risks and uncertainties, including uncertainties associated with the implementation of new corporate initiatives which could require more new capital than we have anticipated.


 Necessity of Stockholder Approval

Marketplace Rule 4350(i)(1)(D)(ii) of the NASD requires each company listed on the Nasdaq SmallCap Market to obtain stockholder approval prior to the issuance by the company, in a private financing, of common stock, or securities convertible into or exercisable for common stock, equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance at a price less than the greater of book or market value of the stock. We refer to this rule as the "20% Rule". The $0.15 issuance price in the Financing was less than our market price on December 19, 2003. At the close of business on December 18, 2003, our closing sale price was $0.47 on the Nasdaq Stock Market's SmallCap Market.


Assuming that the private placement is consummated on March 10, 2004, that the placement agent is paid as described above and that the minimum amount of Additional Shares are issued, the following shares are issuable at, or as a result of, the second closing:


      o     96,666,667 Private Placement Shares


      o     154,130 Interest Shares

      o     4,654,970 Agent's Shares


      o     1,353,333  shares  issuable  upon  the  exercise  of the  Investors'
            Warrants;


      o     2,945,224 Additional Shares; and

      o 9,413,179 shares issuable upon the exercise of the Agent's Warrant --including 3,323,172 Agent's Warrants that will not be exercisable until eighteen months after the second closing of the private placement, for a total of 115,187,503 shares, excluding any other Additional Shares that may be issuable as a result of further delays in the registration process. Such 115,187,503 shares represent approximately 207%, or well in excess of 20%, of our currently outstanding Common Stock, based on 55,696,868 shares outstanding as of February 11, 2004. Therefore, we must obtain stockholder approval for the issuance of such shares to avoid violating the 20% Rule.


In addition, Marketplace Rule 4350(i)(1)(B) of the NASD requires that companies listed on the Nasdaq SmallCap Market obtain stockholder approval prior to the issuance of securities that could result in the change of control of the issuer. We refer to this rule as the "Change of Control Rule". The NASD, however, does not define when a change of control of an issuer may be deemed to have occurred. We believe that the securities issued and issuable in connection with the Financing will be deemed by Nasdaq to result in a change of control of GoAmerica for purposes of the Change of Control Rule, even though the Financing may not constitute an actual change of control for corporate governance, contract or statutory purposes. We are seeking stockholder approval to ensure compliance with the Change of Control Rule.

We are, therefore, now asking our stockholders to approve the issuance by us of the Private Placement Shares, the Interest Shares, the Investors' Warrants, the Additional Shares, the Agent's Warrants and the Agent's Shares, if applicable, representing an aggregate of approximately 124,835,175 shares, in connection with the Financing. The calculation of such 124,835,175 share figure assumes that the private placement closing occurs on March 10, 2004, that the placement agent elects to receive its compensation in part in cash and in part by the issuance of 4,654,970 Agent's Shares to designees of the placement agent, and that we ultimately are obligated to issue the maximum amount of Additional Shares. The shares issuable consist of:


            o     96,666,667 shares issuable directly in the private placement;

            o 1,353,333 shares underlying the warrants issued to investors in the private placement;


            o 154,130 shares issuable to the investors in lieu of the payment of cash interest on the Notes;

            o     11,780,896 Additional Shares;

            o 10,225,179 shares underlying the Agent's Warrants -- including 3,323,172 Agent's Warrants that will not be exercisable until eighteen months after the second closing of the private placement; and

            o     4,654,970 shares representing the Agent's Shares.


Voting Agreement


Aaron Dobrinsky, our Executive Chairman, and Joseph Korb, our Executive Vice Chairman, who, collectively, currently hold Common Stock representing approximately 8.1% of our outstanding Common Stock, have agreed to vote all shares of Common Stock over which they exercise voting power as of the close of business on February 11, 2004 in favor of approval of this proposal.


Required Vote

To be approved by the stockholders, the proposal to approve the issuance of the securities in connection with the Financing must receive the affirmative votes of a majority of the votes cast, in person or by proxy, at the Meeting. Abstentions are treated as shares present or represented and entitled to vote at the Meeting and will have the same effect as a vote against this proposal. Broker non-votes are not deemed to be present and represented and are not entitled to vote, and therefore will have no effect on the outcome of this proposal.

Recommendation

      The Board of Directors believes that it is in GoAmerica's best interests that the stockholders authorize such issuance.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" PROPOSAL 1 TO APPROVE THE ISSUANCE OF THE SHARES OF OUR COMMON STOCK ISSUABLE IN CONNECTION WITH THE FINANCING, INCLUDING SHARES TO BE ISSUED UPON EXERCISE OF ANY WARRANTS ISSUED IN CONNECTION WITH THE FINANCING.

                                   PROPOSAL 2

PROPOSAL TO AMEND GOAMERICA'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AT ONE OF FIVE RATIOS, IF REQUIRED TO MAINTAIN NASDAQ LISTING.


General

Our Board of Directors, which we refer to in this proxy statement as the "Board", has considered, deemed advisable, and adopted a resolution approving, and recommends to the stockholders for their approval, a series of proposed amendments to our restated certificate of incorporation to authorize the Board, in its discretion based on the factors described below, to effect a reverse stock split. The purpose of any such reverse stock split would be to increase the per-share market price of our Common Stock in order to maintain its listing on The Nasdaq Stock Market's SmallCap Market and for other purposes as described below in this proxy statement. Under these proposed amendments, each outstanding 4, 6, 8, 10 or 12 shares of our Common Stock would be combined, converted and changed into one share of Common Stock with the effectiveness of one such amendment and the abandonment of the other amendments, or the abandonment of all such amendments, to be determined by the Board in its discretion following the Meeting. In this proxy statement, we refer to all of the possible reverse stock splits as the "Reverse Stock Splits" and we refer to the Reverse Stock Split that is actually effected, if applicable, as the "Effective Reverse Stock Split".

If approved by our stockholders, the Board would have discretion to implement the Effective Reverse Stock Split for one time only, prior to our 2004 annual meeting of stockholders, in any of the following ratios: 1:4, 1:6, 1:8, 1:10 or 1:12. The Board believes that stockholder approval of these various ratios, as opposed to approval of a single specified exchange ratio, provides the Board with sufficient flexibility to achieve the purposes of the Effective Reverse
Stock Split and, therefore, is in the best interests of GoAmerica and its stockholders. The actual timing for implementation of the Effective Reverse Stock Split would be determined by the Board based upon its evaluation as to when such action would be most advantageous to GoAmerica and its stockholders. Furthermore, notwithstanding stockholder approval, the Board also would have the discretion to abandon the Reverse Stock Splits.

If the Board elects to implement the Effective Reverse Stock Split, the Board will set the exchange ratio using one of the ratios approved by the stockholders. The Board would base such a determination upon the then current trading price of our Common Stock, among other things. If this proposal is not approved by the stockholders, GoAmerica may face delisting from the Nasdaq SmallCap Market, as more fully described below under the heading "Purpose of the Effective Reverse Split".

The text of the form of amendment to our restated certificate of incorporation that would be filed with the Secretary of State of the State of Delaware to effect the Effective Reverse Stock Split is set forth in Appendix B to this proxy statement; provided, however, that such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the Effective Reverse Stock Split. If the Reverse Stock Splits are approved by the stockholders and following such approval the Board determines that an Effective Reverse Stock Split is in the best interest of GoAmerica and its stockholders, our restated certificate of incorporation would be amended accordingly.

Purpose of the Effective Reverse Stock Split

We believe that there are two reasons for the Effective Reverse Split: to maintain our listing on the SmallCap Market and to increase investor interest in our company. Nasdaq Marketplace Rule 4450(a)(5) requires that, as a condition to the continued listing of a company's securities on the Nasdaq SmallCap Market, the company must satisfy certain requirements, including maintaining a minimum bid price equal to or greater than $1.00 per share. We refer to this regulatory requirement as the "Minimum Bid Price Requirement". A company's failure to meet the Minimum Bid Price Requirement for 30 consecutive trading days normally results in delisting proceedings, unless the company can demonstrate compliance with the Minimum Bid Price Requirement for ten consecutive trading days during a 90 calendar day grace period that immediately follows the initial 30 trading day period of non-compliance or unless Nasdaq grants the company one or more additional grace periods to regain compliance, during which time the company must continue to meet all other Nasdaq listing requirements.

Our Common Stock was listed on the Nasdaq National Market from the date of our initial public offering in April 2000 until August 28, 2002, at which point our Common Stock became listed on the Nasdaq SmallCap Market. Due to the bid price of our Common Stock closing at less than $1.00 per share during the 30 consecutive trading days prior to May 31, 2002 as well as throughout substantially all of the initial grace period provided by Nasdaq, GoAmerica elected to move the listing of its Common Stock to the Nasdaq SmallCap Market and receive the balance of a longer grace period, through November 27, 2002, that was available on that market.

On November 27, 2002, Nasdaq granted us an additional grace period, until May 27, 2003, to regain compliance with the Minimum Bid Price Requirement; however, our share price did not close at a minimum of $1.00 per share for 10 consecutive trading days prior to the end of that grace period. On May 28, 2003, Nasdaq granted us a 90 day grace period, until August 25, 2003, due to the fact that we met the other initial listing criteria for the Nasdaq SmallCap Market under Marketplace Rule 4310(c)(2)(A). Following subsequent discussions with Nasdaq, on October 21, 2003, we were granted a temporary exception to the Minimum Bid Price Requirement through at least December 1, 2003 due to, among other things, the fact that we were in compliance with all other listing requirements and to allow for further developments in the Securities and Exchange Commission's rule-making process with respect to a Nasdaq proposal -- which we refer to as the "Nasdaq Proposal" -- to provide Nasdaq with more flexibility as to its minimum bid price requirements and grace periods for regaining compliance. On December 12, 2003, due to the fact that we remained in compliance with all other listing requirements, and to allow for further developments in the Securities and Exchange Commission's rule-making process with respect to the Nasdaq Proposal, Nasdaq extended our temporary exception through January 30, 2004. On December 23, 2003, the Nasdaq Proposal was approved. As a result, we were granted an additional extension through May 31, 2004. There can be no assurance that our grace period will extend beyond May 31, 2004.

Our Board believes that a delisting could adversely affect our ability to attract the interest of investors and to maximize shareholder value. In addition, the Board believes that the delisting may result in decreased liquidity for the holders of outstanding shares of our Common Stock and the holders of warrants exercisable for shares of our Common Stock. We believe that, if the Reverse Stock Splits are approved, and the Effective Reverse Stock Split is effected, there is a greater likelihood that the minimum bid price of our Common Stock will be maintained at a level over $1.00 per share after the initial increase in share price above $1.00 upon implementing the Effective Stock Split.

A sustained higher per share price of our Common Stock, which we expect as a result of the Effective Reverse Stock Split, may heighten the interest of the financial community in our company and broaden the pool of investors that may consider investing in our company, potentially increasing the trading volume and liquidity of our Common Stock. As a matter of policy, many institutional investors are prohibited from purchasing stocks below certain minimum price levels. For the same reason, brokers often discourage their customers from purchasing such stocks. To the extent that the price per share of our Common Stock remains at a higher per share price as a result of the Effective Reverse Stock Split, some of these concerns may be ameliorated. However, many investors will not invest in securities that have a trading price below $5.00 per share, and there can be no assurance that the Effective Reverse Stock Split, if approved and effected, will increase the per share price of our Common Stock above that level.

If our Common Stock were delisted from Nasdaq, this could adversely affect the liquidity of our Common Stock and our ability to raise capital. In the event of delisting, our Common Stock would probably be traded in the over-the-counter market maintained by the NASD Electronic Bulletin Board and the spread between the bid price and asked price of the shares of our Common Stock would likely be greater than at present. Stockholders may also experience a greater degree of difficulty in obtaining accurate, timely information concerning pricing and trading volume and in executing trades of our Common Stock. In addition, if our Common Stock were to be delisted from trading on Nasdaq and the per share price of our Common Stock were to remain below $5.00 per share, trading in our Common Stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a "penny stock". The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from executing transactions in our Common Stock, which could limit the market liquidity of our Common Stock and the ability of investors to trade our Common Stock. There is no guarantee that the Effective Reverse Stock Split will result in compliance with Nasdaq's Minimum Bid Price Requirement or that we will continue to meet all of the other requirements for continued listing. Consequently, our securities may be delisted even after the Effective Reverse Stock Split.

Possibility that the Effective Reverse Stock Split Will Fail to Achieve the Desired Effects; Other Possible Consequences

Stockholders should note that the effect of the Effective Reverse Stock Split upon the market price for our Common Stock cannot be accurately predicted. In particular, we cannot assure you that prices for shares of our Common Stock after the Effective Reverse Stock Split will be four, six, eight, ten or twelve times, as applicable, the prices for shares of our Common Stock immediately prior to the Effective Reverse Stock Split. Furthermore, we cannot assure you that the market price of our Common Stock immediately after the Effective Reverse Stock Split will be maintained for any period of time. Even if an increased per-share price can be maintained, the Effective Reverse Stock Split may not achieve the desired results that have been outlined above. Moreover, because some investors may view the Effective Reverse Stock Split negatively, we cannot assure you that the Effective Reverse Stock Split will not adversely impact the market price of our Common Stock or, alternatively, that the market price following the Effective Reverse Stock Split will either exceed or remain in excess of the current market price.

While we expect the Effective Reverse Stock Split to be sufficient to prevent Nasdaq from delisting our Common Stock, it is possible that, even if the Effective Reverse Stock Split results in a bid price for our Common Stock that exceeds $1.00 per share, we may not be able to continue to satisfy the additional criteria for continued listing of our Common Stock on the Nasdaq SmallCap Market. These criteria include that:

            o     we have (i) stockholders'  equity of at least  $2,500,000,  or
                  (ii) $35,000,000 market value of listed securities or (iii) $500,000 of net income from continuing operations for the most recently completed fiscal year, or two of the three most recently completed fiscal years;

            o the market value of the public float of our Common Stock be at least $1,000,000; the term "public float" is defined under Nasdaq's rules as the shares held by persons other than officers, directors and beneficial owners of greater than 10% of our total outstanding shares;

            o there be at least 300 round lot holders, which are defined as persons who own at least 100 shares of our Common Stock;

            o     there be at least two market makers for our Common Stock; and

            o     we comply with certain corporate governance requirements.

We believe that we satisfy all of these other maintenance criteria as of the mailing date of these proxy materials. However, we cannot assure you that we will be successful in continuing to meet all requisite maintenance criteria.

If the Effective Reverse Stock Split is implemented, some stockholders may consequently own less than 100 shares of our Common Stock. A purchase or sale of less than 100 shares, known as an "odd lot" transaction, may result in incrementally higher trading costs through certain brokers, particularly "full service" brokers. Therefore, those stockholders who own less than 100 shares following the Effective Reverse Stock Split may be required to pay higher transaction costs if they sell their shares of our Common Stock.

We believe that the Effective Reverse Stock Split may result in greater liquidity for our stockholders. However, it is also possible that such liquidity could be adversely affected by the reduced number of shares outstanding after the Effective Reverse Stock Split.

Board Discretion to Implement Effective Reverse Stock Split

If the Reverse Stock Splits are approved by our stockholders at the Meeting, the Effective Reverse Stock Split will be effected, if at all, only upon a determination by the Board that one of the Reverse Stock Splits, with an exchange ratio determined by the Board as described above, is in the best interests of GoAmerica and its stockholders. If any such determination is made, such determination shall be made prior to our 2004 annual meeting of stockholders and be based upon various factors, including meeting and responding to changes in Nasdaq's listing requirements for the SmallCap Market, GoAmerica's growth, existing and expected marketability and liquidity of our Common Stock, and prevailing market conditions. Notwithstanding approval of the Reverse Stock Splits by the stockholders, the Board may, in its sole discretion, abandon all of the proposed amendments and determine prior to the effectiveness of any filing with the Delaware Secretary of State not to effect any of the Reverse Stock Splits, as permitted under Section 242(c) of the Delaware General Corporation Law.

Effect of the Effective Reverse Stock Split on Voting Rights and Certain other Matters

Our Common Stock is currently registered under Section 12(g) of the Exchange Act and we are subject to the periodic reporting and other requirements of the Exchange Act. The Effective Reverse Stock Split would not affect the registration of our Common Stock or our reporting obligations under the Exchange Act.

Proportionate voting rights and other rights of the holders of our Common Stock would not be affected by the Effective Reverse Stock Split, other than as a result of the payment of cash in lieu of fractional shares as described below. For example, subject to the treatment of fractional shares, a holder of 2% of the voting power of the outstanding shares of our Common Stock immediately prior to the effective time of the Effective Reverse Stock Split would continue to hold 2% of the voting power of the outstanding shares of our Common Stock after the Effective Reverse Stock Split. Although the Effective Reverse Stock Split would not affect the rights of stockholders or any stockholder's proportionate equity interest in GoAmerica other than with respect to the treatment of fractional shares, the number of authorized shares of our Common Stock would not be reduced and would increase significantly the ability of the Board to issue such authorized and unissued shares without further stockholder action. The number of stockholders of record would not be affected by the Effective Reverse Stock Split, except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the Effective Reverse Stock Split.

Effect of the Effective Reverse Stock Split on the Authorized but Unissued Shares of Our Stock


The Effective Reverse Stock Split would affect all of our issued and outstanding shares of Common Stock but would not affect the number of shares of Common Stock that we are authorized to issue.. Upon the effectiveness of the Effective Reverse Stock Split, the number of authorized shares of our Common Stock that are not issued or outstanding would increase due to the reduction in the number of shares of our Common Stock issued and outstanding based on the reverse stock split ratio selected by the Board. As of February 11, 2004, we had 200,000,000 shares of authorized Common Stock and 55,696,868 shares of Common Stock issued and outstanding. As of February 11, 2004, we will continue to have 4,351,943 authorized shares of preferred stock but no shares of preferred stock issued and outstanding.


The number of authorized but unissued shares of our Common Stock effectively will be increased significantly by the Effective Reverse Stock Split. We have set forth two tables below which illustrate the effect of the proposed ratios.

Table I below assumes that neither Proposal 1 nor Proposal 3 are adopted or implemented and illustrates the effect, as of February 11, 2004, of each of the proposed ratios, and no Effective Reverse Stock Split, on our (i) shares of Common Stock outstanding, (ii) authorized shares of Common Stock which are reserved for issuance pursuant to options, warrants, contractual commitments or other arrangements that are independent of the Financing, and (iii) our shares of Common Stock which are neither outstanding nor reserved for issuance and are therefore available for issuance. The table does not take into account fractional shares.


Table II below assumes that all of the Proposals are adopted and implemented and illustrates the effect, as of February 11, 2004, of each of the proposed ratios, and no Effective Reverse Stock Split, on our (i) shares of Common Stock outstanding following the closing of the Financing, assuming that the Financing closes on March 10, 2004, designees of the placement agent receive 4,654,970 Agent's Shares as partial compensation for the placement agent's services and that we are obligated to issue the maximum number of Additional Shares, (ii) authorized shares of Common Stock which are reserved for issuance pursuant to options, warrants, contractual commitments or other arrangements, including those reserved for issuance in connection with securities issued in the Financing, and (iii) our shares of Common Stock which are neither outstanding nor reserved for issuance and are therefore available for issuance. The table does not take into account fractional shares.

                                                  Table I
------------------------- ---------------------------- ----------------------------- --------------------------------
                                      (i)                         (ii)                            (iii)
                           Shares  of  Common  Stock     Shares of Common Stock           Authorized Shares of
Reverse Split Ratio               Outstanding             Reserved for Issuance               Common Stock
                                                                                         Available for Issuance
------------------------- ---------------------------- ----------------------------- --------------------------------
No Reverse Split                  55,696,860                    18,257,458                     126,045,674
------------------------- ---------------------------- ----------------------------- --------------------------------
1:4                               13,924,217                     4,564,364                     181,511,418
------------------------- ---------------------------- ----------------------------- --------------------------------
1:6                                 9,282,811                    3,042,909                     187,674,279
------------------------- ---------------------------- ----------------------------- --------------------------------
1:8                                 6,962,108                    2,282,182                     190,755,709
------------------------- ---------------------------- ----------------------------- --------------------------------
1:10                                5,569,686                    1,825,745                     192,604,567
------------------------- ---------------------------- ----------------------------- --------------------------------
1:12                                4,641,405                    1,521,454                     193,837,139
------------------------- ---------------------------- ----------------------------- --------------------------------



                                                   Table II
------------------------- ---------------------------- ----------------------------- --------------------------------
                                      (i)                         (ii)                            (iii)
                           Shares  of  Common  Stock     Shares of Common Stock           Authorized Shares of
Reverse Split Ratio               Outstanding            Reserved for Issuance                 Common Stock
                                                                                          Available for Issuance
------------------------- ---------------------------- ----------------------------- --------------------------------
No Reverse Split                  168,953,530                   27,670,637                     153,375,832
------------------------- ---------------------------- ----------------------------- --------------------------------
1:4                                42,238,382                    6,917,659                     300,843,958
------------------------- ---------------------------- ----------------------------- --------------------------------
1:6                                28,158,921                    4,611,772                     317,229,305
------------------------- ---------------------------- ----------------------------- --------------------------------
1:8                                21,119,191                    3,458,829                     325,421,979
------------------------- ---------------------------- ----------------------------- --------------------------------
1:10                               16,895,353                    2,767,063                     330,337,583
------------------------- ---------------------------- ----------------------------- --------------------------------
1:12                               14,079,460                    2,305,886                     333,614,652
------------------------- ---------------------------- ----------------------------- --------------------------------


The issuance in the future of additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock. In addition, the effective increase in the number of authorized, but unissued, shares of our Common Stock may be construed as having an anti-takeover effect. Although we are not proposing the Reverse Stock Splits for this purpose, we could, subject to the Board's fiduciary duties and applicable law, issue such additional authorized shares to purchasers who might oppose a hostile takeover bid or any efforts to amend or repeal certain provisions of our restated certificate of incorporation or bylaws. Such a use of these additional authorized shares could render more difficult, or discourage, an attempt to acquire control of us through a transaction opposed by the Board.

Effect of the Effective Reverse Stock Split on Stock Options, Warrants and Par Value


The Effective Reverse Stock Split would reduce the number of shares of our Common Stock available for issuance under our stock option plans in proportion to the exchange ratio of the Effective Reverse Stock Split. The total number of shares of Common Stock currently authorized for issuance but unissued at February 11, 2004 under these plans is approximately 4,659,789, prior to giving effect to the Effective Reverse Stock Split.


We have outstanding certain stock options and warrants to purchase shares of Common Stock. Under the terms of the outstanding stock options and warrants, the Effective Reverse Stock Split will effect a reduction in the number of shares of Common Stock issuable upon exercise of such stock options and warrants in proportion to the exchange ratio of the Effective Reverse Stock Split and will effect a proportionate increase in the exercise price of such outstanding stock options and warrants.

Holders of our Common Stock who would otherwise receive a fractional share of Common Stock pursuant to the Effective Reverse Stock Split will receive cash in lieu of the fractional share as explained more fully below.

The par value of our Common Stock would remain at $0.01 per share following the effective time of the Effective Reverse Stock Split. This would have the effect of reducing the aggregate par value of our outstanding shares.

Effective Date

If the proposed Reverse Stock Splits are approved at the Meeting and the Board elects to proceed with the Effective Reserve Stock Split, the Effective Reverse Stock Split would become effective as of 5:00 p.m. Eastern time on the date of filing of the applicable certificate of amendment to our restated certificate of incorporation with the office of the Secretary of State of the State of Delaware. We refer to this time and date as the "Effective Date". Except as explained below with respect to fractional shares, on the Effective Date, shares of Common Stock issued and outstanding immediately prior thereto will be, automatically and without any action on the part of the stockholders, combined, converted and changed into new shares of Common Stock in accordance with the Effective Reverse Stock Split ratio determined by the Board within the limits set forth in this proposal.

Exchange of Stock Certificates

Shortly after the Effective Date, each holder of an outstanding certificate theretofore representing shares of Common Stock will receive from our Exchange Agent for the Effective Reverse Stock Split, instructions for the surrender of such certificate to the Exchange Agent. Such instructions will include a form of transmittal letter to be completed and returned to the Exchange Agent. As soon as practicable after the surrender to the Exchange Agent of any certificate that prior to the Effective Reverse Stock Split represented shares of Common Stock, together with a duly executed transmittal letter and any other documents the Exchange Agent may specify, the Exchange Agent shall deliver to the person in whose name such certificate had been issued certificates registered in the name of such person representing the number of full shares of Common Stock into which the shares of Common Stock previously represented by the surrendered certificate shall have been reclassified and a check for any amounts to be paid in cash in lieu of any fractional share. Until surrendered as contemplated herein, each certificate that immediately prior to the Effective Reverse Stock Split represented any shares of Common Stock shall be deemed at and after the Effective Date to represent the number of full shares of Common Stock contemplated by the preceding sentence. Each certificate representing shares of Common Stock issued in connection with the Effective Reverse Stock Split will continue to bear any legends restricting the transfer of such shares that were borne by the surrendered certificates representing the shares of Common Stock.

No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any certificate that prior to the Effective Date represented any shares of Common Stock, except that if any certificates of Common Stock are to be issued in a name other than that in which the certificates for shares of Common Stock surrendered are registered, it shall be a condition of such issuance that:

            o The person requesting such issuance pay to us any transfer taxes payable by reason of such issuance or any prior transfer of such certificate, or establish to our satisfaction that such taxes have been paid or are not payable;

            o Such transfer complies with all applicable federal and state securities laws; and

            o     Such   surrendered   certificate  be  properly   endorsed  and
                  otherwise be in proper form for transfer.


No Appraisal Rights

Under Delaware law, our stockholders would not be entitled to dissenter's or appraisal rights with respect to the Effective Reverse Stock Split.

Cash Payment in Lieu of Fractional Shares

In lieu of any fractional shares to which a holder of Common Stock would otherwise be entitled as a result of the Effective Reverse Stock Split, we will pay cash equal to such fraction multiplied by the daily average of the high and low trading prices of our Common Stock during regular trading hours for the five trading day period ending on the sixth business day immediately preceding the Effective Date.

Federal Income Tax Consequences

The following description of the material federal income tax consequences of the Effective Reverse Stock Split is based on the Internal Revenue Code of 1986, as amended, applicable Treasury regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Effective Reverse Stock Split.

This discussion is for general information only and does not discuss the tax consequences that may apply to particular classes of taxpayers, such as:

      o     a partnership or other pass-through entity;

      o     a  stockholder  that is not a  citizen  or  resident  of the  United
            States,   including   without   limitation   certain  United  States
            expatriates;

      o     a financial institution or insurance company;

      o     a mutual fund;

      o     a tax-exempt organization;

      o     a dealer or broker in securities or foreign currencies;

      o     a trader in securities that elects the mark-to-market method;

      o a stockholder that holds Common Stock as part of a hedge, straddle, conversion transaction or other integrated investment;

      o a stockholder whose functional currency is not the United States dollar; and

      o a stockholder that acquired Common Stock through the exercise of an employee stock option or otherwise as compensation.

This summary does not discuss any aspect of state, local or foreign taxation, or any aspect of United States federal tax laws other than the United States federal income tax. Because this discussion does not address tax consequences that may vary with a stockholder's individual circumstances, we strongly urge our stockholders to consult with their own tax advisors as to the specific United States federal, state, local or foreign income or other tax consequences of the Effective Reverse Stock Split to them, including without limitation changes in tax laws and tax return reporting requirements.

This discussion is limited to stockholders holding shares of Common Stock as capital assets. Such shares are held as capital assets unless the stockholder holds the stock as stock in trade or other property of a kind which would properly be included in the stockholder's inventory if on hand at the close of the taxable year, or primarily for sale to customers in the ordinary course of the stockholder's trade or business.

In general, the federal income tax consequences of the Effective Reverse Stock Split will vary among stockholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of Common Stock in exchange for their old shares of Common Stock. We believe that because the Effective Reverse Stock Split is not part of a plan to increase periodically a stockholder's proportionate interest in our assets or earnings and profits, the Effective Reverse Stock Split likely will have the federal income tax effects described below.

A stockholder who receives solely a reduced number of shares of Common Stock will not recognize gain or loss. In the aggregate, such a stockholder's basis in the reduced number of shares of Common Stock will equal the stockholder's basis in its old shares of Common Stock and the holding period of the post-Effective Reverse Stock Split shares received will include the holding period of the pre-Effective Reverse Stock Split shares exchanged.

A stockholder who receives cash in lieu of a fractional share as a result of the Effective Reverse Stock Split generally will recognize capital gain or loss equal to the difference, if any, between the amount of cash received and the stockholder's basis in the fractional share. Any such capital gain or loss generally will be treated as long-term capital gain or loss if the holder has held the redeemed Common Stock for more than one year; otherwise, such gain or loss generally will be treated as short-term capital gain or loss. In the aggregate, a stockholder's basis in the reduced number of shares of Common Stock will equal the stockholder's basis in its old shares of Common Stock decreased by the basis allocated to the fractional share for which such stockholder is entitled to receive cash. The holding period of the post-Effective Reverse Stock Split shares received will include the holding period of the pre-Effective Reverse Stock Split shares exchanged. Under certain circumstances, a stockholder receiving cash in lieu of a fractional share as a result of the Effective Reverse Stock Split will be treated as having received a distribution, in which case the amount received may be taxed as a dividend.

We will not recognize any gain or loss as a result of the Effective Reverse Stock Split.

Vote Required and Recommendation of Board of Directors

The affirmative vote of a majority of all outstanding shares of GoAmerica Common Stock entitled to vote on this proposal will be required for approval of this proposal. As a result, abstentions and broker non-votes will have the effect of votes against the proposal.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT GOAMERICA'S STOCKHOLDERS VOTE "FOR" THIS PROPOSAL 2 TO APPROVE THE REVERSE STOCK SPLIT AT ONE OF THE FIVE PROPOSED RATIOS FOR IMPLEMENTATION IN THE BOARD'S DISCRETION.

                                   PROPOSAL 3

PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION OF GOAMERICA TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON AND CAPITAL STOCK

General

The Board has considered, deemed advisable, adopted a resolution approving and recommends to the stockholders for their approval a proposed amendment to our restated certificate of incorporation to increase the number of authorized shares of Common Stock from 200,000,000 to 350,000,000, which will result in an increase in the total number of authorized shares of capital stock from 204,351,943 to 354,351,943. In this proxy statement, we refer to this amendment as the "Proposal 3 Amendment".

If approved by the stockholders, the Board would have the discretion to implement the Proposal 3 Amendment prior to our 2004 annual meeting of stockholders. Notwithstanding stockholder approval, the Board would have the discretion to abandon the Proposal 3 Amendment.

The Proposal 3 Amendment would not change the number of authorized shares of preferred stock. The proposed amendment would provide a sufficient number of available shares of Common Stock to enable us to effect the transaction discussed in Proposal 1 if that proposal is approved and would provide the Board with the ability to issue additional shares of Common Stock without requiring stockholder approval of such issuances except as otherwise may be required by applicable law, any contractual agreements we may be subject to from time to time, or the rules of any stock exchange or trading system on which the securities may be listed or traded, including the Nasdaq Stock Market. Our Board does not intend to issue any Common Stock except on terms that the Board deems to be in the best interest of GoAmerica and our stockholders.

The text of the form of amendment to our restated certificate of incorporation that would be filed with the Secretary of State of the State of Delaware to effect the Proposal 3 Amendment is set forth in Appendix B to this proxy statement; provided, however, that such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the Proposal 3 Amendment. If the Proposal 3 Amendment is approved by the stockholders and following such approval the Board determines that the Proposal 3 Amendment is in the best interest of GoAmerica and its stockholders, our restated certificate of incorporation would be amended accordingly.

Purpose of the Proposal 3 Amendment


Of the 200,000,000 shares of Common Stock currently authorized, as of February 11, 2004, 55,696,868 shares were issued and outstanding, and 18,257,458 shares were reserved for issuance upon the exercise of outstanding warrants and stock options. As a result, only 126,045,674 shares of Common Stock remain available for future issuance. It is anticipated that pursuant to the proposed Financing described in Proposal 1 and the related equity issuance, as described in Proposal 1, that we may issue and reserve for issuances up to an aggregate of approximately 122,669,842 shares of our Common Stock, including the issuance of securities that would be convertible into and/or exercisable for shares of our Common Stock. Accordingly, we believe that an increase in the number of authorized shares of our Common Stock is prudent in order to assure that a sufficient number of shares of our Common Stock are available for issuance in the future if the Board deems future issuances to be in the best interest of GoAmerica and our stockholders.




Board Discretion to Implement the Proposal 3 Amendment

If the amendment to our restated certificate of incorporation described in this Proposal 3 is approved by our stockholders at the Meeting, the Proposal 3 Amendment will be effected, if at all, only upon a determination by the Board that the Proposal 3 Amendment is in the best interests of GoAmerica and its stockholders. Such determination shall be made prior to our 2004 annual meeting of stockholders. Notwithstanding approval of the amendment to our restated certificate of incorporation described in this Proposal 3, the Board may, in its sole discretion, abandon the Proposal 3 Amendment and determine prior to the effectiveness of any filing with the Delaware Secretary of State not to effect the Proposal 3 Amendment, as permitted under Section 242(c) of the Delaware General Corporation Law.

Effect of the Proposal 3 Amendment.


Upon the effectiveness of the Proposal 3 Amendment, the number of authorized shares of our Common Stock that are not issued or outstanding would increase. As of February 11, 2004, we had 200,000,000 shares of authorized Common Stock and 55,696,868 shares of Common Stock issued and outstanding. We will continue to have 4,351,943 authorized shares of preferred stock and no shares of preferred stock issued and outstanding.


The issuance in the future of additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock. In addition, the effective increase in the number of authorized but unissued shares of our Common Stock may be construed as having an anti-takeover effect. Although we are not proposing the Proposal 3 Amendment for this purpose, we could, subject to the Board's fiduciary duties and applicable law, issue such additional authorized shares to purchasers who might oppose a hostile takeover bid or any efforts to amend or repeal certain provisions of our restated certificate of incorporation or bylaws. Such a use of these additional authorized shares could render more difficult, or discourage, an attempt to acquire control of us through a transaction opposed by the Board.


The table below shows, for each of the Reverse Stock Split ratios set forth in Proposal 2, and for no Effective Reverse Stock Split (i) the sum our outstanding shares of Common Stock on February 11, 2004 and the 122,669,842 shares of Common Stock which we may be required to issue in the Financing, assuming that the private placement closes on March 10, 2004, designees of the placement agent receive 4,654,970 Agent's Shares as partial compensation for the placement agent's services and that we are obligated to issue the maximum number of Additional Shares, (ii) the sum of the shares of Common Stock reserved for issuance as of February 11, 2004 pursuant to options, warrants, contractual commitments or other arrangements that are independent of the Financing and the shares of Common Stock that would be reserved for issuance based upon securities issuable in the Financing, (iii) the number of shares of Common Stock which we will have available for issuance assuming the adoption and filing of the Proposal 3 Amendment, taking into account the shares issued or issuable pursuant to clauses (i) and (ii), and (iv) the number of shares of Common Stock which we will have available for issuance without the adoption and filing of the Proposal 3 Amendment, taking into account the shares issued or issuable pursuant to clauses (i) and (ii). The table does not take into account fractional share issuance.



-------------------- ---------------------- ------------------------ ------------------------- -----------------------
                              (i)                   (ii)                      (iii)                      (iv)
                       Shares of Common      Shares of Common Stock   Authorized Shares of      Authorized Shares of
Reverse Split Ratio    Stock Outstanding     Reserved for Issuance         Common Stock             Common Stock
                                                                      Available for Issuance       Available for
                                                                        Assuming Filing of        Issuance Without
                                                                       Proposal 3 Amendment     Filing of Proposal 3
                                                                                                     Amendment
-------------------- ---------------------- ------------------------ ------------------------- -----------------------
No Reverse Split          168,953,530              27,670,637              153,375,832                 3,375,832
-------------------- ---------------------- ------------------------ ------------------------- -----------------------
1:4                        42,238,382               6,917,659              300,843,958              150,843,958
-------------------- ---------------------- ------------------------ ------------------------- -----------------------
1:6                        28,158,921               4,611,772              317,229,305              167,229,305
-------------------- ---------------------- ------------------------ ------------------------- -----------------------
1:8                        21,119,191               3,458,829              325,421,979              175,421,979
-------------------- ---------------------- ------------------------ ------------------------- -----------------------
1:10                       16,895,353               2,767,063              330,337,583              180,337,583
-------------------- ---------------------- ------------------------ ------------------------- -----------------------
1:12                       14,079,460               2,305,886              333,614,652              183,614,652
-------------------- ---------------------- ------------------------ ------------------------- -----------------------




Effective Date

If the amendment to our restated certificate of incorporation described in this Proposal 3 is approved by our stockholders at the Meeting, and the Board elects to proceed with the Proposal 3 Amendment, the Proposal 3 Amendment would become effective as of 5:00 p.m. Eastern time on the date of filing of the applicable certificate of amendment to our restated certificate of incorporation with the office of the Secretary of State of the State of Delaware.

Voting Agreement


Aaron Dobrinsky, our Executive Chairman, and Joseph Korb, our Executive Vice Chairman, who collectively currently hold Common Stock representing approximately 8.1% of our outstanding Common Stock, have agreed to vote all shares of Common Stock over which they exercise voting power as of the close of business on February 11, 2004 in favor of approval of this proposal.


 Required Vote and Recommendation

The affirmative vote of a majority of all outstanding shares of GoAmerica Common Stock entitled to vote on this proposal will be required for approval of this proposal. As a result, abstentions and broker non-votes will have the effect of votes against the proposal.

The Board of Directors believes that it is in GoAmerica's best interests that our stockholders approve the proposal to authorize the Board, in its discretion, to amend our restated certificate of incorporation to effect the Proposal 3 Amendment.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT GOAMERICA'S STOCKHOLDERS VOTE "FOR" THIS PROPOSAL 3 TO AUTHORIZE THE BOARD OF DIRECTORS, IN ITS DISCRETION, TO AMEND GOAMERICA'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK FROM 204,351,943 TO 354,351,943 AND TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 200,000,000 TO
350,000,000   AT  ANY  TIME  PRIOR  TO   GOAMERICA'S   2004  ANNUAL  MEETING  OF
STOCKHOLDERS.


Security Ownership of Certain Beneficial Owners and Management

Common Stock

The following table sets forth certain information, as of November 3, 2003, with respect to holdings of our Common Stock by (i) each person known by us to beneficially own more than 5% of the total number of shares of Common Stock outstanding as of such date, (ii) each of our Directors and executive officers, and (iii) all Directors and officers as a group. Unless otherwise indicated, the address for the individuals below is GoAmerica, Inc., 433 Hackensack Avenue, Hackensack, New Jersey 07601.


                                                      Amount and Nature of
Name and Address of Beneficial Owner                  Beneficial Ownership (1)       Percent of Class (2)
------------------------------------                  ------------------------       --------------------
(i) Certain Beneficial Owners
Aaron Dobrinsky                                             3,207,800 (3)                  5.85%

(ii) Directors and Executive Officers
    Not Set Forth Above
Alan Docter                                                   421,136 (4)                     *
Joseph Korb                                                 2,114,106 (5)                   3.87%
Mark Kristoff                                                 232,284 (6)                     *
King Lee                                                       49,755 (7)                     *
Daniel R. Luis                                                465,563 (8)                     *
Jesse Odom                                                    368,450 (9)                     *

(iii) All Directors and Officers as a Group                 7,269,598 (10)                 12.8%
       (7 persons)

-------------------
* Less than one percent.

(1) Except as set forth in the footnotes to this table and subject to applicable community property law, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such stockholder.

(2) Applicable percentage of ownership is based on an aggregate of 54,788,618 shares of Common Stock outstanding on November 3, 2003, plus any then exercisable stock options held by each such holder, and options and warrants which will become exercisable by such holder within 60 days after November 3, 2003.

(3) Includes 460,102 shares of Common Stock underlying options which are exercisable as of November 3, 2003 or within 60 days after such date. Also includes 400 shares held for the benefit of Mr. Dobrinsky's minor children. Mr. Dobrinsky has voting and dispositive power with respect to such shares. Excludes 322,186 shares of Common Stock underlying options which become exercisable over time after such period.

 4) Includes 92,000 shares of Common Stock underlying options which are exercisable as of November 3, 2003 or within 60 days after such date. Also includes 329,136 shares of Common Stock underlying warrants which are immediately exercisable. Excludes 60,000 shares of Common Stock underlying options which become exercisable over time after such period.

(5) Includes 342,084 shares of Common Stock underlying options which are exercisable as of November 3, 2003 or within 60 days after such date. Excludes 204,167 shares of Common Stock underlying options which become exercisable over time after such period.


(6) Includes 92,000 shares of Common Stock underlying options which are exercisable as of November 3, 2003 or within 60 days after such date. Also includes 71,924 shares of Common Stock underlying warrants which are immediately exercisable. Excludes 60,000 shares of Common Stock underlying options which become exercisable over time after such date.

(7) Includes 46,755 shares held by the Lee Living Trust. Mr. Lee is a co-trustee, but not a beneficiary, of the Lee Living Trust. Also includes 3,000 shares of Common Stock underlying warrants which are immediately exercisable held by the Lee Living Trust. Excludes 90,666 shares of Common Stock underlying options which become exercisable over time after such period.

(8) Includes 462,563 shares of Common Stock underlying options which are exercisable as of November 3, 2003 or within 60 days after such date. Excludes 508,720 shares of Common Stock underlying options which become exercisable over time after such period.

(9) Includes 368,450 shares of Common Stock underlying options which are exercisable as of November 3, 2003 or within 60 days after such date. Excludes 181,900 shares of Common Stock underlying options which become exercisable over time after such period.

(10) Includes 2,221,259 shares of Common Stock underlying options which are exercisable as of November 3, 2003 or within 60 days after such date.

                             STOCKHOLDERS' PROPOSALS

Stockholders who intend to have a proposal considered for inclusion in GoAmerica's proxy materials for presentation at GoAmerica's 2004 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must have submitted the proposal to GoAmerica at its offices at 433 Hackensack Avenue, Hackensack, New Jersey 07601, not later than August 3, 2004.

Stockholders who intend to present a proposal at such meeting without inclusion of such proposal in GoAmerica's proxy materials pursuant to Rule 14a-8 under the Exchange Act are required to provide advanced notice of such proposal to GoAmerica at the aforementioned address not later than October 10, 2004.

GoAmerica reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

Pursuant to Rule 14a-4 under the Securities Exchange Act of 1934, if a stockholder notifies GoAmerica in a time or manner inconsistent with GoAmerica's by-laws of an intent to present a proposal at GoAmerica's 2004 Annual Meeting and for any reason the proposal is voted upon at that Annual Meeting, GoAmerica's proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in its proxy materials.


                                  OTHER MATTERS

The Board of Directors is not aware of any matter to be presented for action at the Meeting other than the matters referred to above and does not intend to bring any other matters before the Meeting. However, if other matters should come before the Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

                                     GENERAL

The accompanying proxy is solicited by and on behalf of the Board of Directors of GoAmerica, whose notice of meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne by GoAmerica.

In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and other employees of GoAmerica who will not be specially compensated for these services. GoAmerica will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. GoAmerica will reimburse such persons for their reasonable expenses in connection therewith.

Certain information contained in this Proxy Statement relating to the security holdings of directors and officers of GoAmerica is based upon information received from the individual directors and officers.

GOAMERICA, INC. WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO BUT NOT INCLUDING EXHIBITS, TO EACH OF ITS STOCKHOLDERS OF RECORD ON FEBRUARY 11, 2004, AND TO EACH BENEFICIAL STOCKHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO INVESTOR RELATIONS DEPARTMENT, GOAMERICA, INC., 433 HACKENSACK AVENUE, HACKENSACK, NEW JERSEY 07601. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

                    HOUSEHOLDING OF SPECIAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you write us at 433 Hackensack Avenue, Hackensack, New Jersey 07601, or call us at (201) 996-1717. If you want to receive separate copies of the proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

                                    By Order of the Board of Directors

                                    /s/ Daniel R. Luis
                                    Daniel R. Luis
                                    Chief Executive Officer



Hackensack, New Jersey
February __, 2004

                                   APPENDIX A


                                 GOAMERICA, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           OF GOAMERICA, INC. FOR THE SPECIAL MEETING OF STOCKHOLDERS



The undersigned hereby constitutes and appoints Daniel Luis and Wayne Smith, and each of them, his or her true and lawful agent and proxy, with full power of substitution in each, to represent and to vote on behalf of the undersigned, all of the shares of common stock of GoAmerica, Inc., which the undersigned is entitled to vote at the Special Meeting of Stockholders of GoAmerica, Inc. to be held at Continental Plaza, 411 Hackensack Avenue, Lower Level, Hackensack, New Jersey at 10:00 a.m., local time, on March, 10, 2004, and at any adjournment or adjournments thereof, upon the following proposals more fully described in the Notice of Special Meeting of Stockholders and Proxy Statement for the Meeting. Receipt of such notice and proxy statement is hereby acknowledged.


This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposal 1, FOR Proposal 2 and FOR Proposal 3.


                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

GOAMERICA, INC.
433 HACKENSACK AVENUE
HACKENSACK, NJ 07601


VOTE BY INTERNET - WWW.PROXYVOTE.COM

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to GoAmerica, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.


                         Please date, sign and mail your
                      proxy card back as soon as possible!

                         Special Meeting of Stockholders
                                 GOAMERICA, INC.


                                 March 10, 2004



TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:


GOAMR1                                        KEEP THIS PORTION FOR YOUR RECORDS

                       DETACH AND RETURN THIS PORTION ONLY

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GOAMERICA, INC.

Vote On Proposals
                                                        For   Against    Abstain

1.   APPROVAL OF PROPOSED EQUITY FINANCING              [ ]       [ ]      [ ]

2.   APPROVAL OF PROPOSED REVERSE STOCK SPLIT           [ ]       [ ]      [ ]
     AT ONE OF FIVE RATIOS

3.   APPROVAL OF PROPOSED INCREASE IN THE NUMBER OF     [ ]       [ ]      [ ]
      AUTHORIZED SHARES OF COMMON STOCK


     In his or her discretion, the proxy is authorized to vote upon other matters as may properly come before the Meeting,


                           If you plan to attend the Special Meeting, please check the box to the right. [ ]


UNLESS OTHERWISE SPECIFIED IN THE SPACES OR SQUARES PROVIDED, THIS PROXY WILL BE VOTED FOR PROPOSAL NUMBER 1 TO APPROVE THE EQUITY FINANCING, FOR PROPOSAL NUMBER 2 TO APPROVE A REVERSE STOCK SPLIT AT ONE OF FIVE RATIOS AND FOR PROPOSAL NUMBER 3 TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK.



                                        Dated:
                                              ----------------------------------


                                        ----------------------------------------
                                        Signature

                                        ----------------------------------------
                                        (Signature if held jointly)


                                        Please sign exactly as your name appears
                                        hereon.  When  shares  are held by joint
                                        tenants,  both should sign. When signing
                                        as  attorney,  executor,  administrator,
                                        trustee or  guardian,  please  give full
                                        title as such. If a corporation,  please
                                        sign in full corporate name by President
                                        or authorized officer. If a partnership,
                                        please  sign  in  partnership   name  by
                                        authorized person.



                  PLEASE SIGN, DATE AND RETURN THIS PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE

                                   APPENDIX B

                       FORM OF CERTIFICATE OF AMENDMENT TO
                 CERTIFICATE OF INCORPORATION OF GOAMERICA, INC.

It is hereby certified that:

1. The name of the Corporation (hereinafter called the "Corporation") is GoAmerica, Inc.

2. The Restated Certificate of Incorporation of the Corporation is hereby amended by striking out Article FOURTH (a) thereof and by substituting in lieu of said Article the following new Article:

     "FOURTH(a):  The  total  number  of  shares  of  capital  stock  which  the
     Corporation shall have authority to issue is [insert number] shares, consisting of: (i) [insert number in words] [(insert numerals)] shares of Common Stock, par value $0.01 per share (the "Common Stock"); and (ii) four million three hundred fifty one thousand nine hundred forty three (4,351,943) shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock").

[The change above will only be made if Proposal 3 is approved by the stockholders and the Board, in its discretion, determines to increase the authorized number of shares]

     Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware, each [insert ratio number] shares of the Corporation's Common Stock, par value $0.01 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined, converted and changed into one (1) share of Common Stock, par value $0.01 per share, of the Corporation; provided however, that the Corporation shall issue no fractional shares of Common Stock, but shall instead pay to any stockholder who would be entitled to receive a fractional share as a result of the actions set forth herein a sum in cash equal to such fraction multiplied by the daily average of the high and low prices of the Corporation's Common Stock as reported on the Nasdaq SmallCap Market for the five trading-day period ending on the sixth business day after the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware."

[The change above will only be made if Proposal 2 is approved by the stockholders and the Board, in its discretion, determines to effect a reverse stock split. In that case, the ratio will be one of the five ratios approved by the stockholders]

3. The amendment of the Certificate of Incorporation herein certified was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, GoAmerica, Inc. has caused this Certificate of Amendment to be signed by its Chief Executive Officer as of ___________________.



                            ----------------------------------
                            Daniel R. Luis
                            Chief Executive Officer